Exhibit 10.4

EQUITY AWARD ACCELERATION AGREEMENT

This Equity Award Acceleration Agreement (this “Agreement”) is made and entered into as of December 31, 2015 (the “Effective Date”), by and between BioMed Realty Trust, Inc., a Maryland corporation (the “Company”), and Gary A. Kreitzer (“Holder”).

R E C I T A L S

A. WHEREAS, Holder currently holds the unvested restricted stock awards described on Exhibit 1 attached hereto (the “Unvested Equity Awards”).

B. WHEREAS, the Company has agreed to accelerate the vesting of the Unvested Equity Awards so that such awards shall vest and/or be settled effective as of December 31, 2015, subject to Holder’s execution of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Company and Holder agree as follows.

1. ACCELERATED VESTING OF EQUITY AWARDS. Subject to Holder’s continued employment with the Company through December 31, 2015, the vesting of the Unvested Equity Awards shall accelerate and such awards shall become vested effective as of December 31, 2015, in the amounts set forth on Exhibit 1 attached hereto.

2. BEST PAY AGREEMENT. This Agreement shall be subject to the terms and conditions set forth in that certain letter agreement dated as of December 31, 2015, between Holder, the Company and BioMed Realty, L.P. related to certain potential reductions in the compensation payable to Holder in the event that any payment or benefit received or to be received by Holder pursuant to the terms of any plan, arrangement or agreement (including any payment or benefit received in connection with a change of control or the termination of Holder’s employment) would be subject (in whole or part) to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended.

3. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings given below:

3.1 “Cause” shall have the meaning given to such term in the Change in Control and Severance Agreement.

3.2 “Change in Control and Severance Agreement” means that certain Change in Control and Severance Agreement, dated as of January 25, 2012, among the Company, BioMed Realty, L.P. and Holder, as in effect on the Effective Date.

4. GENERAL PROVISIONS.

4.1 Successors and Assigns, Assignment. The Company may assign any of its rights and obligations under this Agreement. Any assignment of rights and obligations by any other party to this Agreement requires the Company’s prior written consent. This Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

4.2 Right of Termination Unaffected. Nothing in this Agreement will be construed to limit or otherwise affect in any manner whatsoever the right or power of the Company or any of its subsidiaries or affiliates to terminate Holder’s employment with the Company or any of its subsidiaries or affiliates at any time for any reason or no reason, with or without Cause (it being understood that this Section 4.2 shall have no effect on the effectiveness of, and the obligations of the Company under, the Company’s 2004 Incentive Award Plan, as amended, the award agreements issued thereunder pursuant to which the Unvested Equity Awards were granted or the Change in Control and Severance Agreement).

4.3 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to the principles of conflict of laws. THE PARTIES EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Agreement shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

4.4 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s corporate headquarters or to the then-current email address for the Secretary of the Company, and any notice to be given to Holder shall be addressed to Holder at the most recent physical or email address for Holder listed in the Company’s personnel records. By a notice given pursuant to this Section 4.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

4.5 Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “Sections” and “Exhibits” will mean “sections” and “exhibits” to this Agreement.

4.6 Amendments and Waivers. This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this Section 4.6 will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

4.7 Severability. If any provision of this Agreement shall be found by any arbitrator or court of competent jurisdiction to be invalid or unenforceable, then the parties hereby waive such provision to the extent of its invalidity or unenforceability, and agree that all other provisions in this Agreement shall continue in full force and effect.

4.8 Binding Nature. This Agreement shall be binding upon, and inure to the benefit of, the successors and personal representatives of the respective parties hereto.

4.9 Entire Agreement. This Agreement (together with the other documents referenced therein) constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersedes all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof and thereof.

4.10 Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

4.11 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

4.12 Tax Representations. Holder has reviewed with Holder’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Holder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Holder understands that Holder (and not the Company) shall be responsible for Holder’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

4.13 Withholding. All amounts payable to Holder under this Agreement shall be subject to any and all federal, state, local and foreign taxes required to be withheld pursuant to applicable law.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Equity Award Acceleration Agreement as of the date first written above.

HOLDER:		COMPANY:

GARY A. KREITZER		BIOMED REALTY TRUST, INC.

By:	/s/ Gary A. Kreitzer	By:	/s/ Jonathan P. Klassen

Address:		Name: Jonathan P. Klassen Title: EVP, General Counsel and Secretary

Address: 17190 Bernardo Center Drive San Diego, CA 92128

LIST OF EXHIBITS

Exhibit 1:	Unvested Equity Awards

EXHIBIT 1

UNVESTED EQUITY AWARDS

Grant Date	Equity Type	Number of Shares to be Accelerated
1/28/2015	Restricted Stock	3,714